UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2010

DIGITILITI, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-53235	26-1408538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

266 EAST 7TH STREET, 4TH FLOOR SAINT PAUL, MINNESOTA	55101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 925-3200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on October 14, 2010. At the meeting, the stockholders approved all of the following proposals as stated in the Definitive Proxy Statement on Form DEF 14A filed with the SEC on September 3, 2010:

1.	Election of five directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The result of the votes to elect the five directors was as follows:

Name	For	Against

Roy A. Bauer	33,717,140	6,573,458
Kedar R. Belhe	27,900,841	12,389,757
Karen Gilles Larson	33,717,140	6,573,458
R. M. Rickenbach	32,909,071	7,381,527
Benno G. Sand	33,717,140	6,573,458

2.	Approval of the 2010 Long-Term Incentive Plan. The proposal received: 34,018,640 votes for; 2,892,927 against; 3,379,031 abstained; and had 6,614,271 broker non-votes.

3.	Approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares from 110,000,000 to 135,000,000 shares and allocate the additional shares as common stock. The proposal received: 36,449,653 votes for; 7,415,589 against; and 3,039,626 abstained.

4.	Ratification of the appointment of Malone and Bailey, LP to serve as independent registered public accounting firm for the year ending December 31, 2010. The proposal received: 43,240,473 votes for; 3,664,396 against; and 0 abstained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITILITI, INC.

Date: October 19, 2010

By: /s/ William McDonald
Name: William McDonald
Title: Chief Financial Officer